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EXHIBIT 31.2

CERTIFICATIONS

        I, Andrew L. Guggenhime, Senior Vice President and Chief Financial Officer of Facet Biotech Corporation, certify that:

  (1)
  I have reviewed this annual report on Form 10-K/A of Facet Biotech Corporation; and

  (2)
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2010
/s/ ANDREW L. GUGGENHIME Andrew L. Guggenhime Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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  EXHIBIT 31.2